Kayne Anderson Energy Development Company Announces Financial Results for the Fiscal Quarter Ended February 28, 2007

HOUSTON, TX -- 04/11/2007 -- (NYSE: KED) Kayne Anderson Energy Development Company (the "Company") today announced its financial results for the fiscal quarter ended February 28, 2007.

HIGHLIGHTS

--  As of February 28, 2007, the Company had invested 75% of its net assets
--  Net asset value: $25.01 per share
--  Net investment income: $1.4 million
--  Net realized gains: $0.9 million
--  Net unrealized gains: $8.1 million
--  Net increase in net assets from operations: $10.4 million
--  Number of publicly traded portfolio companies: 30
--  Number of private portfolio companies: 9
--  On April 5, 2007, the Company declared a dividend of $0.32 per share for the fiscal quarter ended February 28, 2007.
"We are pleased with our progress in investing a significant portion of the initial public offering proceeds," said Kevin S. McCarthy, Chairman and Chief Executive Officer. "We are evaluating a number of attractive investment opportunities and expect to be fully invested within our original goal of nine months from the IPO."

PORTFOLIO AND INVESTMENT ACTIVITY

As of February 28, 2007, the Company had invested $188.6 million, or 75%, of its net asset value of $250.1 million. At February 28, 2007, the Company's long-term investments consisted of 39 portfolio companies (30 publicly traded and 9 private) and totaled 35% in fixed income securities and 65% in equity securities. The Company had $62.3 million invested in short-term repurchase agreements as of February 28, 2007.

NET ASSET VALUE

On September 21, 2006, the Company completed its initial public offering of 10,000,000 shares of common stock at $25.00 per share, less an underwriting discount of $1.59 per share. After underwriting discounts, offering costs and organizational expenses, the Company's net asset value was $23.32 per share.

As of February 28, 2007, the Company's NAV had increased by 7.2% to $25.01 per share. The increase in Net Asset Value was due, in large part, to the increase in value of our portfolio of MLP equity securities during the period ending February 28, 2007. Publicly traded MLP equity securities represented approximately 25% of total assets as of February 28, 2007.

DIVIDENDS

On April 5, 2007, the Company declared its second dividend of $0.32 per common share (for fiscal quarter ended February 28, 2007). This dividend represents an annualized rate of $1.28 per share or a 5.1% yield on the IPO price. This dividend represents an increase of $0.10 cents compared to the first dividend of $0.22 per share and an increase of $0.04 cents compared to the quarterly dividend rate of $0.28 per share.

The dividend is based on the results of operations for the period ended February 28, 2007, which only includes the partial impact of certain investments made during the period, as well as the interest income on repurchase agreements (remaining initial proceeds) not yet invested. Such results also include net realized gains, after accrual of the incentive management fee, of $0.7 million.

RESULTS OF OPERATIONS

Net Investment Income -- Net investment income for the fiscal quarter ended February 28, 2007 was $1.4 million. Investment income was $2.8 million and consisted primarily of interest income on the Company's fixed income investments and short-term investments in repurchase agreements. The Company earned $0.9 million in dividends and distributions, substantially all of which were treated as a return of capital. Operating expenses for the period were $1.4 million, including $0.7 million of base management fees (net of fee waivers) and accrued incentive management fees of $0.2 million which related to realized gains.

Net Realized Gains -- The Company had net realized gains from its investments of $0.9 million during the period.

Net Change in Unrealized Gains -- The Company had net unrealized gains from its investments of $8.1 million during the period.

Net Increase in Net Assets Resulting from Operations -- The Company's net increase in net assets resulting from operations for the period was $10.4 million. This increase was composed of the change in net unrealized gains of $8.1 million, net investment income of $1.4 million and net realized gains of $0.9 million.

LIQUIDITY AND CAPITAL RESOURCES

The Company had approximately $62.3 and $66.6 million invested in short-term repurchase agreements as of February 28, 2007 and April 9, 2007, respectively. The Company is currently in discussions with several commercial banks regarding the establishment of a $100 million credit facility.

CONFERENCE CALL

The Company will host a conference call at 10:00 a.m., Eastern time, on Thursday, April 12, 2007 to discuss its results. All interested parties are welcome to participate. You can access the conference call by dialing (866) 277-1184 approximately 5-10 minutes prior to the call. International callers should dial (617) 597-5360. All callers should reference "Passcode 13651185."

ABOUT KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY

The Company is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment objective is to generate both current income and capital appreciation primarily through equity and debt investments. The Company will seek to achieve this objective by investing at least 80% of its net assets together with the proceeds of any borrowings in securities of companies that derive the majority of their revenue from activities in the energy industry, including: (a) Midstream Energy Companies, which are businesses that operate assets used to gather, transport, process, treat, terminal and store natural gas, natural gas liquids, propane, crude oil or refined petroleum products; (b) Upstream Energy Companies, which are businesses engaged in the exploration, extraction and production of natural resources, including natural gas, natural gas liquids and crude oil, from onshore and offshore geological reservoirs; and (c) Other Energy Companies, which are businesses engaged in owning, leasing, managing, producing, processing and sale of coal and coal reserves; the marine transportation of crude oil, refined petroleum products, liquefied natural gas, as well as other energy-related natural resources using tank vessels and bulk carriers; and refining, marketing and distributing refined energy products, such as motor gasoline and propane to retail customers and industrial end-users.

AVAILABLE INFORMATION

The Company's filings with the Securities and Exchange Commission, press releases and other financial information are available on the Company's website at www.kaynebdc.com.

                KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
             CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES
          (amounts in 000’s, except share and per share amounts)

                                                 February 28,
                                                    2007       November 30,
                                                 (Unaudited)      2006
                                                ------------- -------------
ASSETS
 Investments, at fair value (Cost -- $172,789
  and $98,780, respectively)                    $     188,644 $     106,545
 Repurchase agreement (Cost -- $62,337 and
  $135,134, respectively)                              62,337       135,134
                                                ------------- -------------
 Total investments (Cost -- $235,126 and
  $233,914, respectively)                             250,981       241,679
 Deposits with brokers                                    116           101
 Receivable for securities sold                            26           567
 Interest, dividends and distributions
  receivable                                              939           931
 Receivable for offering costs                              -           200
 Prepaid expenses and other assets                        114           126
                                                ------------- -------------
   Total Assets                                       252,176       243,604
                                                ------------- -------------

LIABILITIES
 Investment management fee payable, net of fee
  waivers                                                 925           571
 Accrued directors’ fees and expenses                      71            63
 Accrued expenses and other liabilities                 1,066         1,056
                                                ------------- -------------
   Total Liabilities                                    2,062         1,690
                                                ============= =============
NET ASSETS                                      $     250,114 $     241,914
                                                ============= =============

NET ASSETS CONSIST OF
 Common stock, $0.001 par value (10,000,060
  shares issued and outstanding, and
  200,000,000 shares authorized)                $          10 $          10
 Paid-in capital                                      233,216       233,216
 Undistributed net investment income                       87           864
 Accumulated realized gains on investments                960            59
 Net unrealized gains on investments                   15,841         7,765
                                                ------------- -------------
NET ASSETS                                      $     250,114 $     241,914
                                                ============= =============

NET ASSET VALUE PER SHARE                       $       25.01 $       24.19
                                                ============= =============

                KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
                   CONSOLIDATED STATEMENT OF OPERATIONS
               FOR THE THREE MONTHS ENDED FEBRUARY 28, 2007
                                (UNAUDITED)
                            (amounts in 000’s)

INVESTMENT INCOME
 Income
   Dividends and distributions                                    $    879
   Return of capital                                                  (791)
                                                                  --------
   Net dividends and distributions                                      88
   Interest                                                          2,702
                                                                  --------
     Total Investment Income                                         2,790
                                                                  --------
 Expenses
   Base investment management fees                                   1,058
   Incentive investment management fees                                177
   Professional fees                                                   156
   Reports to stockholders                                              83
   Directors’ fees                                                      63
   Administration fees                                                  56
   Insurance                                                            38
   Custodian fees                                                       15
   Other expenses                                                       65
                                                                  --------
     Total Expenses -- Before Investment Management Fee Waivers      1,711
   Investment management fee waivers                                  (303)
                                                                  --------
     Total Expenses                                                  1,408
                                                                  --------
       Net Investment Income - before income tax benefit             1,382
        Current income tax benefit                                      41
                                                                  --------
       Net Investment Income                                         1,423

REALIZED AND UNREALIZED GAINS
 Net Realized Gains
   Investments                                                         901
                                                                  --------
     Net Realized Gains                                                901
                                                                  --------

 Net Change in Unrealized Gains
   Investments                                                       8,090
   Deferred income tax expense                                         (14)
                                                                  --------
     Net Change in Unrealized Gains                                  8,076
                                                                  ========
     Net Realized and Unrealized Gains                               8,977
                                                                  ========
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS              $ 10,400
                                                                  ========
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains statements, estimates or projections that may constitute "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," " intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ from the Company's historical experience and its present expectations or projections. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise any forward-looking statements. There is no assurance that the Company's investment objective will be attained.

Contacts:

KA Fund Advisors, LLC
David Shladovsky
1800 Avenue of the Stars, 2nd Floor
Los Angeles, CA 90067
(800) 231-7414

or

Kayne Anderson Energy Development Company
(888) 533-1232